UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 26, 2026
Date of Report (date of earliest event reported)

RAYMOND JAMES FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Florida	1-9109		59-1517485
(State or other jurisdiction of incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)

880 Carillon Parkway	St. Petersburg	Florida	33716
(Address of principal executive offices)			(Zip Code)

(727) 567-1000
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	RJF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of New Director
(d) On August 27, 2026, the Board of Directors (“Board”) of Raymond James Financial, Inc. (“Company”) appointed William W. Weatherford, age 46, as a director, effective December 15, 2026. In connection therewith, Mr. Weatherford was also appointed to the Board’s Audit Committee and its Risk Committee. The Board has affirmatively determined that Mr. Weatherford is an independent director.
Mr. Weatherford serves as the managing partner of Weatherford Capital, a family-owned private investment firm, since its founding in 2015. Prior to the founding of Weatherford Capital, Mr. Weatherford served in the Florida Legislature from 2006 until 2014, including as the 84th Speaker of the Florida House of Representatives from 2012. He currently serves as a director of Dream Finders Homes, Inc. (NYSE: DFH), as Chairman of the University of South Florida’s Board of Trustees, as well as on the boards of Kitson & Partners, PayIt, Utility, Inc. and American Enterprise Institute. Mr. Weatherford was a director of Sunshine Bancorp, Inc. (NASDAQ: SBCP) from 2015 until its merger with CenterState Bank Corporation in 2018. Mr. Weatherford holds a bachelor’s degree in international business from Davis College of Business, Jacksonville University.
There are no arrangements or understandings between Mr. Weatherford and any other person pursuant to which he was selected as a director, and there are no transactions in which he has an interest requiring disclosure under Item 404(a) of Regulation S-K. Mr. Weatherford will participate in the standard fee arrangements for non-executive directors, which are described in the Company’s Proxy Statement for the 2026 Annual Meeting of Shareholders under the caption “Director Compensation,” filed with the Securities and Exchange Commission on January 7, 2026. Mr. Weatherford will also enter into the Company’s standard indemnification agreement which the Company concludes with all directors, pursuant to which we will indemnify him for certain actions he takes in his capacity as a director. A copy of the form of indemnification agreement is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 6, 2019, and is incorporated herein by reference.
In connection with the above appointment, the size of the Board was increased from twelve (12) to thirteen (13) directors.
A copy of the press release issued by the Company in connection with the above is attached to this Current Report as Exhibit 99.1 and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On August 26, 2026, Raymond James Financial, Inc. (the “Company”) issued a press release (the “Press Release”) announcing that the Board of Directors had declared on August 26, 2026 a quarterly dividend of $0.54 per share for each outstanding share of common stock of the Company. The dividend is payable on October 15, 2026 to shareholders of record on October 1, 2026.
A copy of the Press Release is attached to this Current Report as Exhibit 99.2 and is incorporated herein by reference.
The information in this Item 7.01, including Exhibit 99.2 hereto, is being “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing of the Company with the Securities and Exchange Commission, whether made before or after the date hereof, regardless of any general incorporation language in such filings (unless the Company specifically states that the information or exhibit in this particular report is incorporated by reference).

Item 9.01 Financial Statements and Exhibits
(d) Exhibits. The following are filed as exhibits to this report:

Exhibit No.	Description
99.1	Press release, dated August 31, 2026, issued by Raymond James Financial, Inc.
99.2	Press release, dated August 26, 2026, issued by Raymond James Financial, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYMOND JAMES FINANCIAL, INC.

Date: September 1, 2026	By:	/s/ Jonathan W. Oorlog, Jr.
Jonathan W. Oorlog, Jr.
Chief Financial Officer